                                                                    Exhibit 25.1



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM T-1
                                    --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                       ---------------------------------

                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


       A NATIONAL BANKING ASSOCIATION              31-0838515
                                                (I.R.S. EMPLOYER
                                             IDENTIFICATION NUMBER)

  100 EAST BROAD STREET, COLUMBUS, OHIO            43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)


                         BANK ONE TRUST COMPANY, N.A.
                               1 BANK ONE PLAZA
                            CHICAGO, ILLINOIS 60670
ATTN: SANDRA L. CARUBA, FIRST VICE PRESIDENT AND SENIOR COUNSEL, (312)336-9436
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                       ---------------------------------

                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



                  NEW YORK                         13-1432060
       (STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)       IDENTIFICATION NUMBER)

              521 WEST 57TH STREET                    10019
               NEW YORK, NEW YORK                  (ZIP CODE)
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                          6.45% NOTES DUE 2006
                     (TITLE OF INDENTURE SECURITIES)

ITEM 1. GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
        TRUSTEE:

     (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.


     Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington, D.C.


     (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.


ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.


     No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.


     1. A copy of the articles of association of the trustee now in effect.*


     2. A copy of the certificate of authority of the trustee to commence business.*


     3. A copy of the authorization of the trustee to exercise corporate trust powers.*


     4. A copy of the existing by-laws of the trustee.*


     5. Not Applicable.


     6. The consent of the trustee required by Section 321(b) of the Act.


     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


     8. Not Applicable.


     9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 31st day of May, 2001.


                                                BANK ONE TRUST COMPANY,
                                                NATIONAL ASSOCIATION, TRUSTEE


                                                BY /S/ SANDRA L. CARUBA
                                                 SANDRA L. CARUBA
                                                 VICE PRESIDENT


* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation, filed with the Securities and Exchange Commission on May 10, 2000 (Registration No. 333-36718).

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                 May 31, 2001


Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:


     In connection with the qualification of an indenture between International Flavors & Fragrances Inc. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                                Very truly yours,


                                                BANK ONE TRUST COMPANY,
                                                NATIONAL ASSOCIATION


                                                BY /S/ SANDRA L. CARUBA
                                                 SANDRA L. CARUBA
                                                 VICE PRESIDENT

                                   EXHIBIT 7


Legal Title of Bank:   Bank One Trust       Call Date: 3/31/01    State #: 391581   FFIEC 04
                       Company, N.A.
Address:               100 Broad Street     Vendor ID: D          Cert #: 21377     Page RC-1
City, State Zip        Columbus, OH 43271   Transit #: 04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2001


     All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.


SCHEDULE RC--BALANCE SHEET



                                                                              DOLLAR AMOUNTS IN THOUSANDS
                                                                        --------------------------------------
                                                                            RCON       BIL MIL THOU      C300
                                                                        -----------   --------------   -------
ASSETS
1.  Cash and balances due from depository institutions (from
    Schedule RC-A):
    a. Noninterest bearing balances and currency and
      coin(1) .......................................................       0081            57,409       1.a
    b. Interest-bearing balances(2) .................................       0071                 0       1.b
2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B,
       column A) ....................................................       1754                 0       2.a
    b. Available-for-sale securities (from Schedule RC-B,
       column D) ....................................................       1773             1,922       2.b
3.  Federal funds sold and securities purchased under
    agreements to resell                                                    1350           771,209        3.
4.  Loans and lease financing receivables (from Schedule
    RC-C):
    a. Loans and leases held for sale ...............................       5369                 0       4.a
    b. Loans and leases, net of unearned income .....................       B528            84,428       4.b
    c. LESS: Allowance for loan and lease losses ....................       3123               387       4.c
    d. Loans and leases, net of unearned income and
       allowance (item 4.b minus 4.c) ...............................       B529            84,401       4.d
5.  Trading assets (from Schedule RC-D) .............................       3545                 0        5.
6.  Premises and fixed assets (including capitalized leases) ........       2145            21,125        6.
7.  Other real estate owned (from Schedule RC-M) ....................       2150                 0        7.
8.  Investments in unconsolidated subsidiaries and associated
    companies(from Schedule RC-M) ...................................       2130                 0        8.
9.  Customers' liability to this bank on acceptances
    outstanding .....................................................       2155                 0        9.
10. Intangible assets
    a. Goodwill .....................................................       3163                 0      10.a
    b. Other intangible assets (from Schedule RC-M) .................       0426            12,971      10.b
11. Other assets (from Schedule RC-F) ...............................       2160           317,034       11.
12. Total assets (sum of items 1 through 11) ........................       2170         1,265,711       12.

(1)   Includes cash items in process of collection and unposted debts.

(2)   Includes time certificates of deposit not held for trading.

                                            Call Date: 3/31/01   State #: 391581   FFIEC 041
Legal Title of Bank:   Bank One Trust
                       Company, N.A.
Address:               100 Broad Street     Vendor ID: D         Cert #: 21377     Page RC-2
City, State Zip        Columbus, OH 43271   Transit #: 04400003

SCHEDULE RC--BALANCE SHEET


                                                                          DOLLAR AMOUNTS IN THOUSANDS
                                                               -------------------------------------------------
                                                                      RCON            BIL MIL THOU        C300
                                                               ------------------   ----------------   ---------
LIABILITIES
13. Deposits: .............................................
    a. In domestic offices (sum of totals of
       columns A and C from Schedule RC-E) ................            2200              995,556          13.a
       (1) Noninterest-bearing budget(1) ..................            6631              558,282         13.a1
       (2) Interest-bearing ...............................            6636              437,274         13.a2
    b. Not applicable .....................................                                    0
14. Federal funds purchased and securities sold
    under agreements to repurchase ........................       RCFD 2800                    0           14.
15. Trading liabilities (from Schedule RC-D) ..............       RCFD 3548                    0           15.
16. Other borrowed money (includes mortgage
    indebtedness and obligations under capitalized
    leases) (from Schedule RC-M) ..........................            3190                    0           16.
17. Not applicable ........................................
18. Bank's liability on acceptances executed and
    outstanding ...........................................            2920                    0           18.
19. Subordinated notes and debentures (2) .................            3200                    0           19.
20. Other liabilities (from Schedule RC-G) ................            2930              125,576           20.
21. Total liabilities (sum of items 13 through 20) ........            2948            1,121,132           21.
22. Minority interest in consolidated subsidiaries ........            3000                    0           22.

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus .........            3838                    0           23.
24. Common stock ..........................................            3230                  800           24.
25. Surplus (exclude all surplus related to
    preferred stock) ......................................            3839               45,157           25.
26. a. Retained earnings ..................................            3632               98,597          26.a
    b. Accumulated other comprehensive
       income (3) .........................................            B530                   25          26.b
27. Other equity capital components (4) ...................            A130                    0           27.
28. Total equity capital (sum of items 23
    through 27) ...........................................            3210              144,579           28.
29. Total liabilities, minority interest, and equity
    capital (sum of items 1 through 11) ...................            3300            1,265,711           29.

Memorandum
To be reported only with the March Report of
 Condition.
1.  Indicate in the box at right the number of the
    statement below that best describes the most
    comprehensive level of auditing work performed
    for the bank by independent external auditors as                                                     Number
    of any date during 1996 ...............................       RCFD 6724               N/A              M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =   Review of the bank's financial statements by external auditors

6 =   Compilation of the bank's financial statements by external auditors

7 =   Other audit procedures (excluding tax preparation work)

8 =   No external audit work

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.